SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY
AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of February 13, 2006 (this ‘‘Amendment’’), relating to the Credit Agreement referenced below, is by and among TEAMSTAFF RX, INC., a New Jersey corporation, TEAMSTAFF, INC., a Texas corporation, and RS STAFFING SERVICES, INC., a Georgia corporation (collectively, the ‘‘Borrowers’’), the lenders identified on the signature pages thereto (the ‘‘Lenders’’), and PNC Bank, National Association, a national banking association, as agent for the Lenders (in such capacity, the ‘‘Agent’’). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $7,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of June 8, 2005, as amended as of October 10, 2005 (as amended and modified from time to time, the ‘‘Credit Agreement’’) among the Borrowers, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. The Credit Agreement is amended as set forth below:

(a)    A new definition of ‘‘Eligible Governmental Contract Receivables’’ is added to Section 1.2 in correct alphabetical order to read as follows:

‘‘Unassigned Governmental Contract Receivables’’ shall mean each receivable from a Customer that is the United States of America, any state or any department, agency or instrumentality of them for which Agent has not been assigned payment of such Receivable pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) but which is otherwise acceptable to Agent;’’.

(b) The definition of ‘‘Maximum Revolving Advance Amount’’ in Section 1.2 is amended to read as follows:

‘‘ ‘‘Maximum Revolving Advance Amount’’ shall mean $8,000,000.’’

(c)    Section 2.1, (a)(i) is amended to read as follows:

(i) up to (A) 85%, subject to the provisions of Section 2.1(b) hereof, of Eligible Receivables and (B) 70%, subject to the provisions of Section 2.1(b) hereof, of Unassigned Governmental Contract Receivables provided in no event shall the amount advanced against Unassigned Governmental Contract Receivables exceed $1,000,000 (collectively, the ‘‘Receivables Advance Rate’’), minus’’.

(d)    Section 3.4(a) is amended by deleting the amount ‘‘$500’’ and replacing it with the amount $750’’.

2.	Amendment Fee. The Borrowers agree to pay the Agent an amendment fee of $5,000.

3.	Representations and Warranties. The Borrowers hereby represent and warrant in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

4.	Acknowledgments, Affirmations and Agreements. The Borrowers (i) acknowledge and consent to all of the terms and conditions of this Amendment and (ii) affirm all of their obligations under the Credit Agreement and the Other Documents.

5.	Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

6.	Expenses. The Borrowers agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

7.	Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

8.	Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	TEAMSTAFF, INC., a New Jersey corporation
By: Name: Title:
TEAMSTAFF RX, INC., a Texas corporation
By: Name: Title:
RS STAFFING SERVICES, INC., a Georgia corporation
By: Name: Title:
AGENT AND LENDER :	PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent and as Lender
By: Name: Title: